Exhibit 99.1

For more information, contact:

Katharine Boyce

Investor Relations Coordinator

Acxiom Corporation

(501) 342-1321

Investor.relations@acxiom.com

EACXM

Acxiom Announces Fourth Quarter and Fiscal Year 2009 Results

Quarterly income from operations increases 23 percent before unusual charges

Announces upcoming Investor Day

LITTLE ROCK, Ark. — May 13, 2009 — Acxiom® Corporation (NASDAQ: ACXM) today announced financial results for the fourth quarter and fiscal year ended March 31, 2009.

Fourth Quarter 2009 Highlights:

•

Earnings per diluted share of $0.29 in the fourth quarter of fiscal 2009, compared to loss per diluted share of $0.76 in the fourth quarter of fiscal 2008. Excluding the impact of unusual items, earnings per diluted share would be $0.25 in the current period, a 31.6 percent increase over $0.19 in the prior-year period.

•

Income from operations of $41.6 million in the current year fourth quarter, compared to loss from operations of $76.0 million in the fourth quarter last year. Excluding the impact of unusual items, income from operations in the current quarter would be $39.9 million, a 22.7 percent increase over $32.5 million in the prior-year fourth quarter.

•

Revenue of $295.5 million in the current quarter, a 15.5 percent decrease, or $54.3 million, from $349.8 million in the fourth quarter a year ago. Approximately $26.4 million or 48.6 percent of the decrease resulted from unfavorable currency rate movements and the effect of a change in revenue recognition on a pass-through Information Products contract. A schedule comparing revenue for the current quarter to the prior-year quarter is attached.

•

Free cash flow available to equity of $38.4 million, an increase of 160.4 percent compared to $14.7 million in the fourth quarter a year ago. Free cash flow available to equity is a non-GAAP financial measure; a reconciliation to the comparable GAAP measure, operating cash flow, is attached to this news release.

•	Operating cash flow of $74.7 million, down 4.9 percent, compared to $78.5 million in the fourth quarter a year ago.
•	Share repurchases of 140,000 shares of Acxiom common stock for $1.1 million.

A schedule is attached to this release outlining the impact of the unusual items on the current and prior-year fourth quarter and current and prior full-year results.

John Meyer, Acxiom Corporation’s chief executive officer and president, stated, “We had a strong finish to our fiscal year. We have recently signed several major client contracts which will have a positive impact on our revenues as we enter fiscal 2010. In addition, we continue to practice disciplined expense and cash flow management, both of which had a positive impact on our fourth quarter results. As we enter fiscal year 2010, I am optimistic that we can build on the operational success of the past year.”

Fiscal Year 2009 Highlights:

•

Earnings per diluted share of $0.48 for the current year compared to a loss per share of $0.10 in fiscal 2008. Excluding the impact of unusual items, earnings per diluted share would be $0.76 in the current year, a 26.7 percent increase over earnings per diluted share of $0.60 in fiscal 2008.

•

Income from operations of $131.4 million in fiscal year 2009, before unusual loss items, a 9.0 percent increase over $120.6 million in fiscal 2008, before unusual loss items. Income from operations for the current year included unusual loss items of $38.6 million. The prior year included $80.4 million of unusual loss items.

•

Revenue of $1.277 billion, a 7.8 percent decrease, or $107.5 million, from $1.384 billion in the prior year. A schedule comparing revenue for the current 12-month period to the prior-year fiscal period is attached.

•

Free cash flow available to equity of $147.1 million, an increase of 89.9 percent over $77.5 million a year ago. Free cash flow available to equity is a non-GAAP financial measure; reconciliation to the comparable GAAP measure, operating cash flow, is attached to this news release.

•	Operating cash flow of $268.8 million compared to $267.8 million in the prior year.
•	Share repurchases of 282,500 shares of Acxiom common stock for $2.1 million.

Operational Highlights:

•

Information Services: Revenue for the quarter was $218.9 million, compared to $239.7 million in the fourth quarter of the previous year. For the 12 months ended March 31, 2009, revenue was $920.3 million, compared to $969.8 million in the previous year. Income from operations for the quarter was $43.7 million, compared to $1.0 million in the fourth quarter of fiscal 2008. The fourth quarter of fiscal 2008 included unusual loss items of $34.0 million. For the 12 months just ended, income from operations was $166.4 million, compared to $113.7 million in the previous 12-month period. Fiscal year 2008 included unusual loss items of $44.0 million.

•

Information Products: Revenue for the quarter was $76.6 million, compared with $110.1 million in the fourth quarter of the previous year. For the 12 months ended March 31, 2009, revenue was $356.3 million, compared to $414.3 million in the previous year. Income from operations for the quarter was $11.5 million, compared to $19.9 million in the fourth quarter of the previous year. For the 12 months just ended, income from operations was $34.2 million, compared to $45.7 million in the previous 12-month period.

•

Corporate and Other Expenses: Corporate and other expenses for the quarter totaled $13.6 million, compared to $96.8 million for the period ended March 31, 2008. The current quarter includes unusual gain items of $1.7 million. The prior period included unusual loss items of $74.5 million. For the 12 months ended March 31, 2009, corporate and other expenses totaled $107.7 million, compared to $119.2 million in the previous year. The current year includes unusual loss items of $38.6 million. The prior year includes unusual loss items of $36.4 million.

Fourth Quarter 2009 Teleconference

Acxiom will hold a conference call at 3:30 p.m. CDT today to further discuss this information. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com.

Investor Day

The Company will host an investor day on June 4 where Company management will discuss operations and prospects. The event will be held at the NASDAQ MarketSite in New York and will be web cast. Further information will be made available on our website at www.acxiom.com.

Web Link to Financials

http://www.acxiom.com/FY09_Q4_Financials is a link to the detailed financial information we typically attach to our earnings releases.

About Acxiom Corporation

A global leader in interactive marketing services, Acxiom connects clients with their customers through deep consumer insight, powering effective and profitable marketing initiatives and business decisions. Our consultative approach spans multiple industries and incorporates decades of experience in consumer data and analytics, information technology, data integration and consulting solutions for effective marketing across digital, Internet, email, mobile and direct mail channels. Founded in 1969, Acxiom is headquartered in Little Rock, Ark., and serves clients around the world from locations in the United States, Europe and Asia-Pacific. For more information about Acxiom, visit www.acxiom.com.

Forward Looking Statements

This release and today’s conference call may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: The possibility that certain contracts may not be closed, or may not be closed within the anticipated time frames; the possibility that clients may attempt to reduce the amount of business they do with the company; the possibility that in the event that a change of control of the company was sought that certain of the clients of the company would invoke certain provisions in their contracts resulting in a decline in the revenue and profit of the company; the possibility that certain contracts may not generate the anticipated revenue or profitability; the possibility that negative changes in economic or other conditions might lead to a reduction in demand for our products and services; the possibility of an economic slowdown or that economic conditions in general will not be as expected; the possibility that the historical seasonality of our business may change; the possibility that significant customers may experience extreme, severe economic difficulty; the possibility that the integration of acquired businesses may not be as successful as planned; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that sales cycles may lengthen; the possibility that we may not be able to attract and retain qualified technical and leadership associates, or that we may lose key associates to other organizations; the possibility that we won’t be able to properly motivate our sales force or other associates; the possibility that we won’t be able to achieve cost reductions and avoid unanticipated costs; the possibility that we won’t be able to continue to receive credit upon satisfactory terms and conditions; the possibility that competent, competitive products, technologies or services will be introduced into the marketplace by other companies; the possibility that we may be subjected to pricing pressure due to market conditions and/or competitive products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that changes in accounting pronouncements may occur and may impact these projections; the possibility that we won’t be able to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that there will be changes in the legislative, accounting, regulatory and consumer environments affecting our business, including but not limited to litigation, legislation, regulations and customs relating to our ability to collect, manage, aggregate and use data; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services; the possibility that we may enter into short-term contracts which would affect the predictability of our revenues; the possibility that the amount of ad hoc, volume-based and project work will not be as expected; the possibility that we may experience a loss of data center capacity or interruption of telecommunication links or power sources; the possibility that we may experience failures or breaches of our network and data security systems, leading to potential adverse publicity, negative customer reaction, or liability to third parties; the possibility that the annual increases in postal rates will lead to reduced volumes of business; the possibility that our clients may cancel or modify their agreements with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that we experience processing errors which result in credits to customers, re-performance of services or payment of damages to customers; the possibility that the services of the United States Postal Service, their global counterparts and other delivery systems may be disrupted; and the possibility that we may be affected by other competitive factors.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

Other factors are detailed from time to time in our periodic reports and registration statements filed with the United States Securities and Exchange Commission. We believe that we have the product and technology offerings, facilities, associates and competitive and financial resources for continued business success, but future revenues, costs, margins and profits are all influenced by a number of factors, including those discussed above, all of which are inherently difficult to forecast.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended
	March 31,
			$	%
	2009	2008	Variance	Variance

Revenue:
Services	218,885	239,700	(20,815)	(8.7%)
Products	76,624	110,097	(33,473)	(30.4%)
Total revenue	295,509	349,797	(54,288)	(15.5%)

Operating costs and expenses:
Cost of revenue
Services	161,060	225,776	64,716	28.7%
Products	55,604	78,964	23,360	29.6%
Total cost of revenue	216,664	304,740	88,076	28.9%

Services gross margin	26.4%	5.8%
Products gross margin	27.4%	28.3%
Total gross margin	26.7%	12.9%

Selling, general and administrative	38,930	46,496	7,566	16.3%
Gains, losses and other items, net	(1,694)	74,519	76,213	102.3%

Total operating costs and expenses	253,900	425,755	171,855	40.4%

Income (loss) from operations	41,609	(75,958)	117,567	154.8%

Other income (expense):
Interest expense	(6,441)	(11,016)	4,575	41.5%
Other, net	163	(1,685)	1,848	109.7%

Total other income (expense)	(6,278)	(12,701)	6,423	50.6%

Earnings (loss) before income taxes	35,331	(88,659)	123,990	139.9%

Income taxes	12,881	(30,375)	(43,256)	(142.4%)

Net earnings (loss)	22,450	(58,284)	80,734	138.5%

Earnings (loss) per share:

Basic	0.29	(0.76)	1.05	138.2%

Diluted	0.29	(0.76)	1.05	138.2%

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Twelve Months Ended
	March 31,
			$	%
	2009	2008	Variance	Variance

Revenue:
Services	920,262	969,771	(49,509)	(5.1%)
Products	356,311	414,308	(57,997)	(14.0%)
Total revenue	1,276,573	1,384,079	(107,506)	(7.8%)

Operating costs and expenses:
Cost of revenue
Services	694,340	805,370	111,030	13.8%
Products	280,846	324,860	44,014	13.5%
Total cost of revenue	975,186	1,130,230	155,044	13.7%

Services gross margin	24.5%	17.0%
Products gross margin	21.2%	21.6%
Total gross margin	23.6%	18.3%

Selling, general and administrative	169,960	177,251	7,291	4.1%
Gains, losses and other items, net	38,566	36,352	(2,214)	(6.1%)

Total operating costs and expenses	1,183,712	1,343,833	160,121	11.9%

Income from operations	92,861	40,246	52,615	130.7%

Other income (expense):
Interest expense	(32,596)	(51,230)	18,634	36.4%
Other, net	1,949	1,223	726	59.4%

Total other income (expense)	(30,647)	(50,007)	19,360	38.7%

Earnings (loss) before income taxes	62,214	(9,761)	71,975	737.4%

Income taxes	24,710	(1,981)	(26,691)	(1347.3%)

Net earnings (loss)	37,504	(7,780)	45,284	582.1%

Earnings (loss) per share:

Basic	0.48	(0.10)	0.58	580.0%

Diluted	0.48	(0.10)	0.58	580.0%

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	March 31,		March 31,

	2009	2008	2009	2008

Amounts excluded as unusual items:

Restructuring - Severance and other payroll costs	(556)	13,374	12,243	19,358
Restructuring - Lease and facility related	(280)	19,064	4,211	19,064
Disposal of software	(8)	-	24,582	-
Merger termination fee	-	-	-	(65,000)
Terminated merger expenses	-	-	-	17,689
Other gains and losses, net	(850)	42,081	(2,470)	45,241

Total of gains, losses and other items	(1,694)	74,519	38,566	36,352

Asset write-offs included in cost of operations	-	33,968	-	44,016

Total impact on income from operations	(1,694)	108,487	38,566	80,368

Gains and losses included in other income / expense	-	2,674	(1,089)	2,674

Total impact on earnings before income taxes	(1,694)	111,161	37,477	83,042

Tax effect of excluded items and unusual tax items	1,399	38,528	15,331	27,510

Total impact on net earnings	(3,093)	72,633	22,146	55,532

Total impact on earnings per share	(0.04)	0.95	0.28	0.70

Income from operations	41,609	(75,958)	92,861	40,246
Impact calculated above	(1,694)	108,487	38,566	80,368

Income from operations before excluded items	39,915	32,529	131,427	120,614

Earnings (loss) before income taxes	35,331	(88,659)	62,214	(9,761)
Impact calculated above	(1,694)	111,161	37,477	83,042

Earnings before income taxes before excluded items	33,637	22,502	99,691	73,281

Net earnings (loss)	22,450	(58,284)	37,503	(7,780)
Impact calculated above	(3,093)	72,633	22,146	55,532

Net earnings before excluded items	19,357	14,349	59,649	47,752

Diluted earnings (loss) per share	0.29	(0.76)	0.48	(0.10)
Impact calculated above	(0.04)	0.95	0.28	0.70

Diluted earnings per share before excluded items	0.25	0.19	0.76	0.60

ACXIOM CORPORATION AND SUBSIDIARIES
REVENUE CHANGES
For the Quarter Ended March 31, 2009
(Unaudited)
(Dollars in millions)

$400
$350
$300
$250
$200
$150
$349.8
5.2
(9.0)
(11.8)
(14.6)
(24.1)
$295.5
Q4 FY08
New acquired business (1)
Infrastructure management (2)
Exchange rate (3)
Pass-through data (4)
Scope reductions / other, net (5)
Q4 FY09

1) Acquisitions of the database marketing unit of ChoicePoint Precision Marketing, LLC, the direct marketing technology unit of Alysis, LLC and the assets of Quinetia, LLC.
2) Reductions in certain Infrastructure Management contracts due to the Company's capital spending reduction initiative and other contract reductions.
3) Impact of unfavorable exchange rate changes.
4) Change in revenue recognition on a pass-through Information Products contract.
5) Scope and other net reductions including volume reductions and terminated business

ACXIOM CORPORATION AND SUBSIDIARIES
REVENUE CHANGES
For the Year Ended March 31, 2009
(Unaudited)
(Dollars in millions)

$1,450
$1,400
$1,350
$1,300
$1,250
$1,200
$1,150
$1,100
$1,384.1
22.4
(41.7)
(17.9)
(20.8)
(49.5)
$1,276.6
FY08
New acquired business (1)
Infrastructure management (2)
Exchange rate (3)
Pass-through data / divested business (4)
Scope reductions / other, net (5)
FY09

1) Acquisitions of MKTG, EchoTarget, Inc., the database marketing unit of ChoicePoint Precision Marketing, LLC, the direct marketing technology unit of Alvion, LLC and the assets of Quinetic, LLC.
2) Reductions in certain Infrastructure Management contracts due to the Company's capital spending reduction initiative and other contract reductions.
3) Impact of unfavorable exchange rate changes.
4) Change in revenue recognition on a pass-through Information Products contract and the divestiture of the French mapping software business and Harbinger.
5) Scope and other net reductions including volume reductions and terminated business

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings (loss) per share)

	For the Three Months Ended

	March 31,	March 31,
	2009	2008

Basic earnings (loss) per share:

Numerator - net earnings (loss)	22,450	(58,284)

Denominator - weighted-average shares outstanding	78,362	77,085

Basic earnings (loss) per share	0.29	(0.76)

Diluted earnings (loss) per share:

Numerator - net earnings (loss)	22,450	(58,284)

Denominator - weighted-average shares outstanding	78,362	77,085

Dilutive effect of common stock options, warrants and restricted stock	297	-

	78,659	77,085

Diluted earnings (loss) per share	0.29	(0.76)

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings (loss) per share)

	For the Twelve Months Ended

	March 31,	March 31,
	2009	2008

Basic earnings (loss) per share:

Numerator - net earnings (loss)	37,504	(7,780)

Denominator - weighted-average shares outstanding	77,892	79,123

Basic earnings (loss) per share	0.48	(0.10)

Diluted earnings (loss) per share:

Numerator - net earnings (loss)	37,504	(7,780)

Denominator - weighted-average shares outstanding	77,892	79,123

Dilutive effect of common stock options, warrants and restricted stock	333	-

	78,225	79,123

Diluted earnings (loss) per share	0.48	(0.10)

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	March 31,	March 31,
Revenue:	2009	2008

Information services	218,885	239,700
Information products	76,624	110,097

Total revenue	295,509	349,797

Income from operations:

Information services	43,705	1,022
Information products	11,537	19,858
Corporate & other	(13,633)	(96,838)

Total income (loss) from operations	41,609	(75,958)

Margin:

Information services	20.0%	0.4%
Information products	15.1%	18.0%

Total margin	14.1%	-21.7%

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Twelve Months Ended

	March 31,	March 31,
Revenue:	2009	2008

Information services	920,262	969,771
Information products	356,311	414,308

Total revenue	1,276,573	1,384,079

Income from operations:

Information services	166,416	113,674
Information products	34,185	45,743
Corporate & other	(107,740)	(119,171)

Total income from operations	92,861	40,246

Margin:

Information services	18.1%	11.7%
Information products	9.6%	11.0%

Total margin	7.3%	2.9%

ACXIOM CORPORATION AND SUBSIDIARIES
PRODUCTS REVENUE AND COST OF PRODUCTS SUPPLEMENTAL SCHEDULE
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	March 31,	March 31,	$	%
	2009	2008	Variance	Variance

Products	69,167	88,003	(18,836)	(21.4%)
Passthrough data	7,457	22,094	(14,637)	(66.2%)

Total products revenue	76,624	110,097	(33,473)	(30.4%)

Cost of products revenue:
Products	48,147	56,870	8,723	15.3%
Passthrough data	7,457	22,094	14,637	66.2%

Total cost of products	55,604	78,964	23,360	29.6%

Margin:

Products	30.4%	35.4%
Passthrough data	0.0%	0.0%
Total products	27.4%	28.3%

ACXIOM CORPORATION AND SUBSIDIARIES
PRODUCTS REVENUE AND COST OF PRODUCTS SUPPLEMENTAL SCHEDULE
(Unaudited)
(Dollars in thousands)

	For the Twelve Months Ended

	March 31,	March 31,	$	%
	2009	2008	Variance	Variance

Products	285,005	332,306	(47,301)	(14.2%)
Passthrough data	71,306	82,002	(10,696)	(13.0%)

Total products revenue	356,311	414,308	(57,997)	(14.0%)

Cost of products revenue:
Products	209,540	242,858	33,318	13.7%
Passthrough data	71,306	82,002	10,696	13.0%

Total cost of products	280,846	324,860	44,014	13.5%

Margin:

Products	26.5%	26.9%
Passthrough data	0.0%	0.0%
Total products	21.2%	21.6%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	March 31,	March 31,	$	%
	2009	2008	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	177,166	62,661	114,505	182.7%
Trade accounts receivable, net	184,814	216,462	(31,648)	(14.6%)
Refundable income taxes	4,579	16,080	(11,501)	(71.5%)
Deferred income taxes	45,641	44,211	1,430	3.2%
Other current assets	46,873	45,645	1,228	2.7%

Total current assets	459,073	385,059	74,014	19.2%

Property and equipment	745,999	765,046	(19,047)	(2.5%)
Less - accumulated depreciation and amortization	531,410	498,777	32,633	6.5%

Property and equipment, net	214,589	266,269	(51,680)	(19.4%)

Software, net of accumulated amortization	52,798	59,263	(6,465)	(10.9%)
Goodwill	454,944	484,796	(29,852)	(6.2%)
Purchased software licenses, net of accumulated amortization	65,341	111,574	(46,233)	(41.4%)
Deferred costs, net	70,343	90,707	(20,364)	(22.5%)
Data acquisition costs	31,317	51,566	(20,249)	(39.3%)
Other assets, net	18,938	22,621	(3,683)	(16.3%)

	1,367,343	1,471,855	(104,512)	(7.1%)

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	40,967	69,259	(28,292)	(40.8%)
Trade accounts payable	27,701	45,749	(18,048)	(39.5%)
Accrued payroll and related expenses	44,823	39,061	5,762	14.8%
Other accrued expenses	86,072	121,441	(35,369)	(29.1%)
Deferred revenue	54,991	64,116	(9,125)	(14.2%)

Total current liabilities	254,554	339,626	(85,072)	(25.0%)

Long-term debt	537,272	575,308	(38,036)	(6.6%)

Deferred income taxes	58,526	51,429	7,097	13.8%

Other liabilities	9,321	4,980	4,341	87.2%

Stockholders' equity:
Common stock	11,576	11,428	148	1.3%
Additional paid-in capital	800,094	779,815	20,279	2.6%
Retained earnings	441,950	413,758	28,192	6.8%
Accumulated other comprehensive income	(6,238)	33,976	(40,214)	(118.4%)
Treasury stock, at cost	(739,712)	(738,465)	(1,247)	0.2%

Total stockholders' equity	507,670	500,512	7,158	1.4%

	1,367,343	1,471,855	(104,512)	(7.1%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	March 31,

	2009	2008

Cash flows from operating activities:
Net earnings (loss)	22,450	(58,285)
Non-cash operating activities:
Depreciation and amortization	44,387	116,720
Loss on disposal or impairment of assets, net	4	10,327
Deferred income taxes	11,354	(671)
Non-cash stock compensation expense	2,302	3,254
Changes in operating assets and liabilities:
Accounts receivable	25,477	11,153
Other assets	(1,528)	(10,510)
Deferred costs	(1,757)	(11,940)
Accounts payable and other liabilities	(25,784)	26,349
Deferred revenue	(2,253)	(7,863)
Net cash provided by operating activities	74,652	78,534
Cash flows from investing activities:
Capitalized software	(3,238)	(6,571)
Capital expenditures	(12,266)	(6,551)
Data acquisition costs	(7,607)	(9,542)
Payments received from investments	3	-
Net cash paid in acquisitions	(500)	(2,044)
Net cash used by investing activities	(23,608)	(24,708)
Cash flows from financing activities:
Payments of debt	(13,076)	(50,689)
Dividends paid	-	(4,626)
Sale of common stock	2,502	3,130
Tax benefit of stock options exercised	(81)	(480)
Acquisition of treasury stock	(1,101)	(4,986)
Net cash used by financing activities	(11,756)	(57,651)
Effect of exchange rate changes on cash	(197)	221

Net increase (decrease) in cash and cash equivalents	39,091	(3,604)
Cash and cash equivalents at beginning of period	138,075	66,265
Cash and cash equivalents at end of period	177,166	62,661

Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	8,670	11,661
Income taxes	(160)	3,026
Payments on capital leases and installment payment arrangements	7,673	15,376
Payments on software and data license liabilities	3,330	11,821
Other debt payments, excluding line of credit	2,073	13,492
Prepayment of debt	-	10,000
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	3,148	4,117
Software licenses and maintenance acquired under software obligation	8,409	20
Construction and other financing	-	1,679

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Twelve Months Ended

	March 31,

	2009	2008

Cash flows from operating activities:
Net earnings (loss)	37,504	(7,780)
Non-cash operating activities:
Depreciation and amortization	198,684	294,065
Loss on disposal or impairment of assets, net	22,658	7,610
Deferred income taxes	16,423	(2,135)
Non-cash stock compensation expense	10,342	8,932
Changes in operating assets and liabilities:
Accounts receivable	16,100	14,781
Other assets	12,347	8,653
Deferred costs	(4,743)	(32,538)
Accounts payable and other liabilities	(32,006)	26,353
Deferred revenue	(8,468)	(50,135)
Net cash provided by operating activities	268,841	267,806
Cash flows from investing activities:
Disposition of operations	-	14,250
Sale of assets	24,174	-
Capitalized software	(16,239)	(33,345)
Capital expenditures	(31,449)	(21,600)
Cash collected from sale of software	2,000	-
Data acquisition costs	(30,561)	(32,163)
Payments received from investments	2,599	3,603
Net cash paid in acquisitions	(15,903)	(11,235)
Net cash used by investing activities	(65,379)	(80,490)
Cash flows from financing activities:
Proceeds from debt	-	2,127
Payments of debt	(86,772)	(158,698)
Dividends paid	(9,312)	(9,476)
Sale of common stock	10,866	47,942
Tax benefit of stock options exercised	34	5,513
Acquisition of treasury stock	(1,756)	(50,551)
Net cash used by financing activities	(86,940)	(163,143)
Effect of exchange rate changes on cash	(2,017)	712

Net increase in cash and cash equivalents	114,505	24,885
Cash and cash equivalents at beginning of period	62,661	37,776
Cash and cash equivalents at end of period	177,166	62,661

Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	33,138	51,669
Income taxes	(3,189)	7,979
Payments on capital leases and installment payment arrangements	40,789	69,706
Payments on software and data license liabilities	23,217	31,819
Other debt payments, excluding line of credit	8,266	25,046
Prepayment of debt	14,500	30,000
Revolving credit payments	-	2,127
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	11,040	24,841
Disposal of assets under capital lease	-	(5,304)
Construction and other financing	-	11,025
Software licenses and maintenance acquired under software obligation	9,955	513
Assets acquired under data obligation	-	15,306
Note payable issued in acquisition	-	300

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW AVAILABLE TO EQUITY
AND RECONCILIATION TO OPERATING CASH FLOW
(Unaudited)
(Dollars in thousands)

	06/30/07	09/30/07	12/31/07	03/31/08	FY2008	06/30/08	09/30/08	12/31/08	03/31/09	FY2009

Net cash provided by operating activities	33,587	33,416	122,269	78,534	267,806	28,473	86,803	78,913	74,652	268,841

Plus:
Sale of assets	-	-	-	-	-	-	24,174	-	-	24,174
Payments received from investments	-	1,799	1,804	-	3,603	2,494	102	-	3	2,599
Disposition of operations	-	-	14,250	-	14,250	-	-	-	-	-

Less:
Capitalized software	(8,447)	(9,820)	(8,507)	(6,571)	(33,345)	(5,011)	(4,118)	(3,872)	(3,238)	(16,239)
Capital expenditures	(2,867)	(5,291)	(6,891)	(6,551)	(21,600)	(5,706)	(7,245)	(6,232)	(12,266)	(31,449)
Data acquisition costs	(8,623)	(4,403)	(9,634)	(9,503)	(32,163)	(8,622)	(6,507)	(7,825)	(7,607)	(30,561)
Payments on capital leases and installment payment arrangements	(19,137)	(17,651)	(17,542)	(15,376)	(69,706)	(12,879)	(11,204)	(9,033)	(7,673)	(40,789)
Payments on software and data license liabilities	(6,493)	(7,279)	(6,226)	(11,821)	(31,819)	(8,368)	(8,420)	(3,099)	(3,330)	(23,217)
Other required debt payments	(3,526)	(2,416)	(5,612)	(13,492)	(25,046)	(2,057)	(2,073)	(2,061)	(2,073)	(8,264)

Subtotal	(15,506)	(11,645)	83,911	15,220	71,980	(11,676)	71,512	46,791	38,468	145,095

Plus:
Tax benefit of stock options and warrants	5,624	344	25	(480)	5,513	60	55	-	(81)	34

Subtotal	(9,882)	(11,301)	83,936	14,740	77,493	(11,616)	71,567	46,791	38,387	145,129

Plus:
Cash collected from sale of software	-	-	-	-	-	2,000	-	-	-	2,000

Total	(9,882)	(11,301)	83,936	14,740	77,493	(9,616)	71,567	46,791	38,387	147,129

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

											Q4 FY08 to Q4 FY09
	06/30/07	09/30/07	12/31/07	03/31/08	FY2008	06/30/08	09/30/08	12/31/08	03/31/09	FY2009%		$
Revenue:
Services	240,392	245,033	244,646	239,700	969,771	236,695	233,605	231,077	218,885	920,262	-8.7%	(20,815)
Products	94,277	103,821	106,113	110,097	414,308	94,378	95,330	89,979	76,624	356,311	-30.4%	(33,473)
Total revenue	334,669	348,854	350,759	349,797	1,384,079	331,073	328,935	321,056	295,509	1,276,573	-15.5%	(54,288)

Operating costs and expenses:
Cost of revenue
Services	194,602	196,333	188,659	225,776	805,370	178,861	180,986	173,433	161,060	694,340	28.7%	64,716
Products	82,003	81,802	82,091	78,964	324,860	77,717	77,038	70,487	55,604	280,846	29.6%	23,360
Total cost of revenue	276,605	278,135	270,750	304,740	1,130,230	256,578	258,024	243,920	216,664	975,186	28.9%	88,076

Selling, general and administrative	42,035	42,602	46,118	46,496	177,251	49,482	38,988	42,560	38,930	169,960	16.3%	7,566
Gains, losses and other items, net	15,390	9,932	(63,489)	74,519	36,352	(545)	(2,370)	43,175	(1,694)	38,566	102.3%	76,213

Total operating costs and expenses	334,030	330,669	253,379	425,755	1,343,833	305,515	294,642	329,655	253,900	1,183,712	40.4%	171,855

Income (loss) from operations	639	18,185	97,380	(75,958)	40,246	25,558	34,293	(8,599)	41,609	92,861	154.8%	117,567
% Margin	0.2%	5.2%	27.8%	-21.7%	2.9%	7.7%	10.4%	-2.7%	14.1%	7.3%
Other income (expense)
Interest expense	(13,575)	(13,842)	(12,797)	(11,016)	(51,230)	(9,459)	(8,591)	(8,105)	(6,441)	(32,596)	41.5%	4,575
Other, net	183	1,331	1,394	(1,685)	1,223	1,359	287	140	163	1,949	109.7%	1,848
Total other income (expense)	(13,392)	(12,511)	(11,403)	(12,701)	(50,007)	(8,100)	(8,304)	(7,965)	(6,278)	(30,647)	50.6%	6,423

Earnings (loss) before income taxes	(12,753)	5,674	85,977	(88,659)	(9,761)	17,458	25,989	(16,564)	35,331	62,214	139.9%	123,990
Income taxes	937	(3,521)	30,977	(30,374)	(1,981)	6,808	10,136	(5,115)	12,881	24,710	-142.4%	(43,255)

Net earnings (loss)	(13,690)	9,195	55,000	(58,285)	(7,780)	10,650	15,853	(11,449)	22,450	37,504	138.5%	80,735

Diluted earnings (loss) per share	(0.17)	0.11	0.69	(0.76)	(0.10)	0.14	0.20	(0.15)	0.29	0.48	138.2%	1.05

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

											Q4 FY08 to Q4 FY09
	06/30/07	09/30/07	12/31/07	03/31/08	FY2008	06/30/08	09/30/08	12/31/08	03/31/09	FY2009%		$
Revenue:

Services	240,392	245,033	244,646	239,700	969,771	236,695	233,605	231,077	218,885	920,262	-8.7%	(20,815)
Products	94,277	103,821	106,113	110,097	414,308	94,378	95,330	89,979	76,624	356,311	-30.4%	(33,473)

Total revenue	334,669	348,854	350,759	349,797	1,384,079	331,073	328,935	321,056	295,509	1,276,573	-15.5%	(54,288)

Income from operations:

Services	34,070	35,859	42,723	1,022	113,674	38,626	40,649	43,436	43,705	166,416	4176.4%	42,683
Products	2,164	11,674	12,047	19,858	45,743	4,578	8,485	9,585	11,537	34,185	-41.9%	(8,321)
Corporate & Other	(35,595)	(29,348)	42,610	(96,837)	(119,170)	(17,646)	(14,841)	(61,620)	(13,633)	(107,740)	85.9%	83,204

Total income (loss) from operations	639	18,185	97,380	(75,957)	40,247	25,558	34,293	(8,599)	41,609	92,861	154.8%	117,566

Margin:

Services	14.2%	14.6%	17.5%	0.4%	11.7%	16.3%	17.4%	18.8%	20.0%	18.1%
Products	2.3%	11.2%	11.4%	18.0%	11.0%	4.9%	8.9%	10.7%	15.1%	9.6%

Total	0.2%	5.2%	27.8%	-21.7%	2.9%	7.7%	10.4%	-2.7%	14.1%	7.3%